EXHIBIT 99.1

PhenomeX Reports First Quarter 2023 Financial Results

Company provides full year 2023 financial guidance

EMERYVILLE, Calif., May 11, 2023 – PhenomeX, Inc. (Nasdaq: CELL), a life sciences tools company, today reported financial results for the first quarter ended March 31, 2023. Following the completion of Berkeley Lights' acquisition of IsoPlexis on March 21, 2023, the newly combined company was rebranded as PhenomeX and is positioned to be the leading provider of life sciences solutions that have the greatest impact in advancing the era of the phenome as the next revolution in biology and medicine unfolds. Its brand reflects the Company's mission to empower scientists to leverage the full potential of each cell and drive the next era of functional cell biology that will advance human health.

Recent Highlights
•Achieved total revenue of $18.5 million for the first quarter 2023, including:
◦$11.3 million in platform and recurring revenue, including $1.0 million in revenue from IsoPlexis following the closing of the acquisition on March 21, 2023;
◦8 platform placements, bringing the PhenomeX installed base to 430 platforms; and
◦$7.2 million in partnership, license, and other revenue.
•Accelerated actions towards acquisition-related cost reductions and achieved more than $70 million dollars in run-rate synergies to date
•Strengthened commercial team with appointments of Dr. Yan Zhang as chief commercial officer and Tomoya Aoyama as regional leader of commercial operations in APAC region
•Launched Opto® T Cell Profiling workflow, enabling increased efficiency and high precision T cell characterization for development of efficacious immunotherapies, with data featured at American Association for Cancer Research Annual Meeting in April
•Appointed Peter Silvester, veteran life sciences executive and previous senior vice president, and president of Life Sciences Solutions at Thermo Fisher Scientific, to the PhenomeX Board of Directors

“I’m pleased with the progress we are making at PhenomeX, following the successful combination of Berkeley Lights and IsoPlexis. We accelerated our integration initiatives and have already achieved more than $70 million in run-rate cost synergies to support our goal of becoming cash flow positive by the fourth quarter of 2024,” said Siddhartha Kadia, Ph.D., chief executive officer of PhenomeX. “In addition, we have strengthened our commercial leadership, launched our new multi-omics T Cell Profiling workflow, and will introduce a series of highly differentiated, market-segment driven product offerings as part of our combined technology roadmap.

First Quarter 2023 Financial Results

	Three months ended March 31,
(in thousands, except per share data)	2023	2022
	(unaudited)	(unaudited)
Revenue	$18,516	$20,206
Gross profit	$13,428	$13,827
Gross margin %	73%	68%
Operating expenses	$36,258	$35,100
Loss from operations	$(22,830)	$(21,273)
Net loss	$(23,419)	$(21,426)
Net loss attributable to common stockholders per share, basic and diluted	$(0.31)	$(0.32)
Total stock-based compensation	$4,388	$5,393

2023 Guidance Outlook
PhenomeX expects full year 2023 revenue to be in the range of $75 to $85 million dollars with a gross margin target of approximately 65%.

Webcast and Conference Call Information
PhenomeX will host a conference call to discuss the first quarter 2023 financial results after market close on Thursday, May 11, 2023 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.phenomex.com. The webcast will be archived and available for replay for at least 90 days after the event.

About PhenomeX
PhenomeX is empowering scientists to leverage the full potential of each cell and drive the next era of functional cell biology that will advance human health. We enable scientists to reveal the most complete insights on cell function and obtain a full view of the behavior of each cell. Our unique suite of proven high-throughput tools and services offer unparalleled resolution and speed, accelerating the insights that are key to advancing discoveries that can profoundly improve the prevention and treatment of disease. Our award-winning platforms are used by researchers across the globe, including those at the top 15 global pharmaceutical companies and approximately 85% of leading U.S. comprehensive cancer centers.

Forward Looking Statements
This press release contains forward-looking statements that are based on management's beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding expectations of future operating results or financial performance, our guidance for the full year 2023, expectations regarding acquisition-cost reductions and estimated cost synergies as a result of our acquisition of IsoPlexis, management's estimates and expectations regarding growth of our business and market, including statements regarding the Company's ability and timing to achieve cash flow breakeven and introduce new product offerings and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” "target," “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including: our ability to successfully integrate the businesses and operations of Berkeley Lights and IsoPlexis; our ability to raise additional capital; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the failure to timely develop and achieve market acceptance of new products and services as well as existing products and services offerings; our limited operating history; our history of losses since inception; and general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19 and geopolitical uncertainty. Additional risks and uncertainties are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Press Contact
Media@phenomex.com

Investor Contact
IR@phenomex.com

PhenomeX Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three months ended March 31,
	2023	2022

Revenue:
Product revenue	$8,378	$9,774
Service and other revenue	10,138	10,432
Total revenue	18,516	20,206
Cost of sales:
Product cost of sales	3,912	2,695
Service cost of sales	1,176	3,684
Total cost of sales	5,088	6,379
Gross profit	13,428	13,827
Operating expenses:
Research and development	8,421	17,573
Selling, general and administrative	26,547	17,527
Restructuring	1,290	—
Total operating expenses	36,258	35,100
Loss from operations	(22,830)	(21,273)
Other income (expense):
Interest expense	(384)	(224)
Interest income	827	34
Other expense, net	(1,012)	57
Loss before income taxes	(23,399)	(21,406)
Provision for income taxes	20	20
Net loss	$(23,419)	$(21,426)

Net loss attributable to common stockholders per share, basic and diluted	$(0.31)	$(0.32)
Weighted-average shares used in calculating net loss per share, basic and diluted	75,759,771	67,697,488

PhenomeX Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

Assets	March 31, 2023	December 31, 2022

Current assets:
Cash and cash equivalents	$51,606	$86,522
Short-term marketable securities	—	46,252
Trade accounts receivable, net	25,119	18,534
Inventory	45,539	18,861
Prepaid expenses and other current assets	9,378	6,783
Total current assets	131,642	176,952
Restricted cash	70,093	—
Property and equipment, net	33,842	23,847
Operating lease right-of-use assets	27,449	23,326
Goodwill	12,246	—
Intangible assets, net	23,072	—
Other assets	2,217	1,969
Total assets	$300,561	$226,094
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$17,051	$10,092
Accrued expenses and other current liabilities	19,645	21,340
Current portion of long-term debt	—	4,966
Deferred revenue	10,746	9,092
Total current liabilities	47,442	45,490
Long-term debt	68,886	14,860
Deferred revenue, net of current portion	1,259	963
Lease liability, long-term	25,234	22,726
Total liabilities	142,821	84,039
Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	542,805	503,708
Accumulated deficit	(385,067)	(361,648)
Accumulated other comprehensive loss	(3)	(9)
Total stockholders’ equity	157,740	142,055
Total liabilities and stockholders’ equity	$300,561	$226,094